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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): September 1, 2004

                                 VitalWorks Inc.
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             (Exact name of registrant as specified in its charter)

          Delaware                  000-25311                    59-2248411
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(State or other jurisdiction of    (Commission                  (IRS Employer
      incorporation)               File Number)              Identification No.)

239 Ethan Allen Highway, Ridgefield, CT                       06877
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(Address of principal executive offices)                   (Zip Code)

        Registrant's telephone number, including area code: 203-894-1300

                                 Not Applicable
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On April 26, 2004, VitalWorks Inc. (the "Company" or "VitalWorks") entered into an employment agreement (the "Agreement") with Stephen N. Kahane, M.D., M.S. defining the terms of his employment with VitalWorks as Vice Chairman and Chief Strategy Officer. On July 26, 2004 in connection with Dr. Kahane's appointment to President and Chief Executive Officer, which was effective September 1, 2004, the Agreement was amended. The information set forth in Item
5.02 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b) Effective September 1, 2004, Joseph M. Walsh ceased to be the Company's President and Chief Executive Officer. Mr. Walsh continues to serve as the Company's Chairman of the Board.

(c) Effective September 1, 2004, Stephen N. Kahane, M.D., M.S., became the Company's President and Chief Executive Officer. Prior to this, Dr. Kahane, age 47, served as the Company's Vice Chairman and Chief Strategy Officer and as a director from March 2001. From November 1999 until March 2001, Dr. Kahane served as President of E-Health and then as Chief Strategy Officer of the Company's then medical software division. From October 1996 until November 1999, Dr. Kahane served as president and chief executive officer of Datamedic Holding Corp., a practice management and clinical software company specializing in ophthalmology and general medical practices. The Company acquired Datamedic in 1999. Prior to joining Datamedic, Dr. Kahane was a co-founder and senior executive at Clinical Information Advantages, Inc., a clinical software company. Dr. Kahane also trained and served on the faculty at The Johns Hopkins Medical Center.

      The Company entered into a one year employment agreement with Dr. Kahane on April 26, 2004 which Agreement became effective as of January 1, 2004 and superseded the prior employment agreement executed in July 2000. The Agreement provided for an annual base salary of $236,000 and the grant of options to purchase 115,000 shares of the Company's common stock at fair market value on the grant date that vest on the sixth anniversary of the grant date. Subject to attainment of certain performance goals, a certain percentage of the 115,000 option shares shall vest and become exercisable effective December 31, 2004.

      On July 26, 2004, the Agreement was amended. The Agreement now terminates on December 31, 2005 and provides for an annual base salary of $300,000 for the remainder of 2004 and $325,000 for 2005. The amended Agreement also provides for the grant of options on July 26, 2004 to purchase 450,000 shares of the Company's common stock at fair market value on the grant date that vest on the sixth anniversary of the grant date except as described below. Upon termination for non renewal, good reason or without cause, all vested options shall expire five (5) years from the date of termination of employment, ninety (90) days for termination with cause, as defined in the Agreement, and two (2) years for voluntary termination, death or disability, as defined in the Agreement. This Agreement also clarifies that the April 26, 2004 grant of 115,000 option shares has similar post-termination exercise provisions with respect to
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vested options and that unvested options (i) shall vest upon a change in control, as defined in the Agreement, and (ii) shall be canceled upon termination for cause. The amended Agreement also provides for the additional grant of options on July 26, 2004 to purchase 250,000 shares of the Company's common stock at fair market value on the grant date that vest in twelve equal quarterly installments beginning three months from the grant date. Upon termination, other than for cause, vested options will continue to be exercisable for ten (10) years from the date of grant, and ninety (90) days from the date of termination for cause. The unvested portion of the 250,000 option shares shall be canceled upon termination of employment or shall vest upon a change in control and termination of employment other than termination for cause or voluntary termination.

      The Agreement provides for incentive compensation pursuant to a program established by the Compensation Committee of the Company's Board of Directors in the event that certain performance goals are met. This incentive compensation consists of (i) cash bonus payments of up to $188,000 in 2004 subject to certain performance goals and up to $250,000 in both 2005 and 2006 subject to the attainment of certain average stock price goals (as discussed below), and (ii) the acceleration of vesting for a certain percentage of the stock options granted pursuant to the Agreement.

      Regarding the 450,000 option shares, subject to the attainment of an average stock price (defined as the average daily closing VitalWorks Inc. stock price on the NASDAQ National Market for the applicable calendar year) of $4.00 to $5.00 per share for the calendar year 2005, a percentage (determined by straight line interpolation) of 225,000 of the option shares will vest and become exercisable effective December 31, 2005 (if acceleration of all 225,000 shares is not earned in 2005, there will be a carry over to 2006 of any remaining unvested option shares). Subject to the attainment of an average stock price of $5.00 to $6.00 per share for the calendar year 2006, a percentage (determined by straight line interpolation) of the sum of (i) the option shares that remained unvested as of December 31, 2005 plus (ii) an additional 225,000 will vest and become exercisable effective December 31, 2006. The 450,000 option shares are subject to certain other vesting and exercise provisions. If there is a change in control on or before June 30, 2005, 50% of the option shares will immediately vest (225,000 option shares) and the remaining option shares shall terminate. If there is a change in control after June 30, 2005, all of these option shares shall immediately vest. If the applicable goals are met before Dr. Kahane is terminated for non renewal, good reason or without cause and the stock options vest as a result thereof, the exercise period for those options shall continue for five (5) years from the date of termination. Unvested stock options will not vest if termination for non renewal, good reason or without cause of Dr. Kahane's employment occurs before or after the target measuring period and/or share goal period, and the applicable goals for the target measuring period and/or the share goal period are not met. Upon Dr. Kahane's voluntary termination, as described in the Agreement, termination for cause, or death or total and permanent disability, as defined in the Agreement, the unvested portion of the 450,000 option shares shall be canceled and unexercisable.

      In no event shall the exercise period for any of Dr. Kahane's option shares extend beyond ten (10) years from the date of grant of such option.
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      The Agreement includes a severance payment, upon the termination of employment by VitalWorks without cause or upon non-renewal of the Agreement, payable in accordance with the Company's normal payroll procedure, equal to one and one-half times the then-current annual base salary, payment of the cash bonus if the Company meets certain performance goals, and the payment of health insurance premiums for eighteen months. The Agreement also includes a severance payment, payable in accordance with the Company's normal payroll procedure, equal to two times the then-current annual base salary and the payment of health insurance premiums for eighteen months in the event of a change in control of VitalWorks. The Agreement provides for an additional gross-up payment to be made to Dr. Kahane in the event that, upon a change in control of VitalWorks, any payments to Dr. Kahane would be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended. The Agreement contains certain non-compete, non-solicit and non-disclosure provisions to protect the Company's interests, and permits Dr. Kahane to participate in the Company's employee benefit programs.
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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        VITALWORKS INC.

                                        By:   /s/ Stephen Hicks
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                                               Name:   Stephen Hicks
                                               Title:  Vice President and
                                                       General Counsel

Date: September 8, 2004